© Mercury Systems, Inc. SECOND QUARTER FISCAL YEAR 2024 FINANCIAL RESULTS Bill Ballhaus Chairman and CEO David Farnsworth Executive Vice President and CFO February 6, 2024, 5:00 pm ET Webcast login at www.mrcy.com/investor Webcast replay available by 7:00 p.m. ET February 6, 2024

© Mercury Systems, Inc.2 Does not contain Technical Data. //Mercury Proprietary/No Tech Data// Forward-looking safe harbor statement This presentation contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the Company's focus on enhanced execution of the Company's strategic plan under a refreshed Board and leadership team. You can identify these statements by the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of any U.S. federal government shutdown or extended continuing resolution, effects of geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in or cost increases related to completing development, engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. government’s interpretation of, federal export control or procurement rules and regulations, changes in, or in the interpretation or enforcement of, environmental rules and regulations, market acceptance of the Company's products, shortages in or delays in receiving components, supply chain delays or volatility for critical components such as semiconductors, production delays or unanticipated expenses including due to quality issues or manufacturing execution issues, capacity underutilization, increases in scrap or inventory write-offs, failure to achieve or maintain manufacturing quality certifications, such as AS9100, the impact of supply chain disruption, inflation and labor shortages, among other things, on program execution and the resulting effect on customer satisfaction, inability to fully realize the expected benefits from acquisitions, restructurings, and operational efficiency initiatives or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, effects of shareholder activism, increases in interest rates, changes to industrial security and cyber-security regulations and requirements and impacts from any cyber or insider threat events, changes in tax rates or tax regulations, such as the deductibility of internal research and development, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, litigation, including the dispute arising with the former CEO over his resignation, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2023 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made. Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted EPS, free cash flow, organic revenue and acquired revenue, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors better understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this presentation is contained in the Appendix hereto.

© Mercury Systems, Inc.3 Does not contain Technical Data. //Mercury Proprietary/No Tech Data// Today’s call  Opening remarks on business and results  Update on our four focus areas  Expectations for performance for FY24 and beyond  Q&A

© Mercury Systems, Inc.4 Does not contain Technical Data. //Mercury Proprietary/No Tech Data// Business and results  Optimistic about our strategic positioning, business model, and outlook.  Solid headway in four priority focus areas and to address transitory dynamics—high mix of development programs and high level of working capital.  Near-record bookings of $325.4 million, with a 1.65 book-to-bill.  Net working capital improvement of ~$70 million drove strong cash flow generation.  Making progress to complete challenged programs.  Reorganized business to eliminate redundant corporate functions and consolidate functional areas into a single operating unit.

© Mercury Systems, Inc.5 Does not contain Technical Data. //Mercury Proprietary/No Tech Data// Enhancing execution to deliver predictable performance  Incurred a number of costs we believe obscured the underlying performance of the business.  Recognized approximately $48 million of transitory items associated with program cost growth, manufacturing adjustments, and contract settlements.  Resolved an additional four of approximately 20 challenged programs.  Expect to close out approximately half of remaining challenged programs over the second half.  Made progress to isolate primary development risk common to the balance of open challenged programs.

© Mercury Systems, Inc.6 Does not contain Technical Data. //Mercury Proprietary/No Tech Data// Continued progress on risk drivers Majority of business performed predictably in Q2 FY24 19 17 15 11 4 Q3 FY23 Q4 FY23 Q1 FY24 Q2 FY24 Q4 FY24 Expected Note (1) Represents the number of remaining challenged programs as of the end of each respective fiscal period. Making progress on challenged programs(1) 2 complete / retired 2 complete / retired 4 complete / retired • Majority of business continues to perform predictably and is not impacted by the challenged programs • Revenue and earnings volatility largely confined to one business within the portfolio representing approximately 20% of revenue 7 Expected to complete / retire

© Mercury Systems, Inc.7 Does not contain Technical Data. //Mercury Proprietary/No Tech Data// Building a thriving organic growth engine  Received first LTAMDS production award earlier than originally anticipated.  Expect LTAMDS to drive organic growth in FY25 and become largest revenue contributor.  Won large development program on a strategic weapon system.  Cost-plus contract has favorable billing terms, reducing volatility through development.  Received large follow-on award for a defense space program.  Anticipate strong bookings momentum to continue in the second half.

© Mercury Systems, Inc.8 Does not contain Technical Data. //Mercury Proprietary/No Tech Data// Addressing our cost structure to expand margins  Focused execution on development programs and minimizing cost growth impacts.  Returning to a historical 20/80 mix of development to production programs.  Driving organic growth to generate positive operating leverage.  And achieving cost efficiencies to generate $40 million in annual run rate savings.  Structural reductions will be evident as we return to growth in FY25 and beyond.

© Mercury Systems, Inc.9 Does not contain Technical Data. //Mercury Proprietary/No Tech Data// Driving free cash flow release and improved conversion  Delivered $46 million of operating cash and over $37 million in free cash flow.  Made progress to convert unbilled receivables, down nearly $38 million.  Continued strong collection trends across billed receivables.  Net working capital decreased $70 million.  Net debt of $448 million down $39 million in the quarter, reflective of cash generation.

© Mercury Systems, Inc.10 Does not contain Technical Data. //Mercury Proprietary/No Tech Data// Expectations for FY24 and beyond  Continue to see a business capable of delivering above-average industry growth.  Updating guidance for full year revenue from prior range of $950 million to $1 billion to $800 million to $850 million.  Difficult to provide reliable guidance estimates beyond revenue given additional potential actions to settle contracts and adjust cost structure through remainder of the fiscal year.  Outlook for bookings is unchanged, expect FY24 bookings to exceed $1 billion.  Expect to be cash flow positive for the second half and full fiscal year.  Covenant net leverage to stay well within thresholds given transitory add backs allowed per credit definitions.  Entering FY25, goal is to retire program risk and eliminate non-cash adjustments that have obscured core earnings potential.

Q2 FY24 vs. Q2 FY23

In $ millions, except percentage and per share data	Q2 FY24[2]	Q2 FY23[2]	CHANGE
Bookings Book-to-Bill	$325.4 1.65	$270.3 1.18	20%
Backlog 12-Month Backlog	$1,278.4 786.4	$1,117.7 765.5	14%
Revenue	$197.5	$229.6	(14%)
Gross Margin	16.0%	35.3%	(19.3) bps
Operating Expenses Selling, General & Administrative Research & Development Amortization/Restructuring/Acquisition	$85.4 44.5 28.5 12.5	$88.5 45.1 26.9 16.5	(3%)
GAAP Net Loss	($45.6)	($10.9)	N.A.
GAAP Loss Per Share Weighted Average Diluted Shares	($0.79) 57.4	($0.19) 56.3	N.A.
Adjusted EPS[1]	($0.42)	$0.26	N.A.
Adj. EBITDA[1] % of revenue	($21.3) N.A.	$35.7 15.5%	N.A.
Operating Cash Flow	$45.5	$35.4	29%
Free Cash Flow[1] % of Adjusted EBITDA	$37.5 N.A.	$22.2 62.2%	69%

Notes
(1) Non-GAAP, see reconciliation table.
(2) All references in this presentation to the second quarter of fiscal 2024 and full fiscal 2024 are to the quarter ended December 29, 2023 and the 52-week period ending June 28, 2024. All references to the second quarter of fiscal 2023 and full fiscal 2023 are to the quarter ended December 30, 2022 and the 52-week period ended June 30, 2023.

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Balance sheet

(In $ millions)[1]	As of 12/30/22	3/31/23	6/30/23	9/29/23	12/29/23
ASSETS					
Cash & cash equivalents	$76.9	$64.4	$71.6	$89.4	$168.6
Accounts receivable, net	479.3	502.3	507.3	480.0	433.7
Inventory, net	312.0	342.8	337.2	363.0	354.2
PP&E, net	122.0	119.5	119.6	117.2	114.4
Goodwill and intangibles, net	1,261.5	1,248.7	1,236.1	1,223.6	1,211.4
Other	96.2	106.2	119.6	127.6	154.0
TOTAL ASSETS	**$2,348.0**	**$2,383.9**	**$2,391.4**	**$2,400.8**	**$2,436.3**
LIABILITIES AND S/E					
AP and accrued expenses	$167.5	$170.4	$162.8	$147.2	$144.7
Other liabilities	124.8	141.1	150.4	136.3	170.6
Debt	511.5	511.5	511.5	576.5	616.5
Total liabilities	**803.9**	**823.0**	**824.7**	**860.0**	**931.8**
Stockholders' equity	**1,544.1**	**1,560.9**	**1,566.7**	**1,540.8**	**1,504.5**
TOTAL LIABILITIES AND S/E	**$2,348.0**	**$2,383.9**	**$2,391.4**	**$2,400.8**	**$2,436.3**

Notes
(1) Rounded amounts used.

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© Mercury Systems, Inc.13 Does not contain Technical Data. //Mercury Proprietary/No Tech Data// Cash flow summary For the Fiscal Quarters Ended 12/29/239/29/236/30/233/31/2312/30/22(In $ millions)(1) ($45.6)($36.7)($8.2)$5.2($10.9)Net (Loss) Income 22.222.722.523.927.2Depreciation and amortization 1.6(3.7)(20.2)2.6(8.2)Other non-cash items, net -7.4---Cash settlement for termination of interest rate swap Changes in Operating Assets and Liabilities 42.727.0(5.0)(22.8)16.4Accounts receivable, unbilled receivables, and costs in excess of billings 12.1(27.6)6.0(29.8)(21.8)Inventory (5.2)(13.0)(5.0)17.0(11.0)Accounts payable and accrued expenses 17.6(15.2)22.60.743.7Other 67.2(28.8)18.6(34.9)27.3 45.5(39.1)12.6(3.2)35.4Operating Cash Flow (8.0)(8.0)(8.8)(9.4)(13.2)Capital expenditures $37.5($47.1)$3.8($12.7)$22.2Free Cash Flow(2) N.A.N.A.17%N.A.62%Free Cash Flow(2) / Adjusted EBITDA(2) N.A.N.A.N.A.N.A.N.A.Free Cash Flow(2) / GAAP Net (Loss) Income Notes (1) Rounded amounts used. (2) Non-GAAP, see reconciliation table.

14 APPENDIX

© Mercury Systems, Inc. Does not contain Technical Data. //Mercury Proprietary/No Tech Data// Year-over-year revenue and gross profit impacts 15 Revenue(1) (In $ millions) Gross Profit(1)(2) $230 $197$23 $9 Q2'23 Revenue Program Cost Growth Volume Q2'24 Revenue $81 $32 $23 $12 $14 Q2'23 Gross Profit Program Cost Growth Inventory Reserve / Scrap Volume / Mix Q2'24 Gross Profit Note (1) Q2’23 revenue and gross profit impacted by approximately $7M of program cost growth. (2) Does not reflect approximately $5M of cost incurred in Q2’24 associated with contract settlements which is reflected in selling, general and administrative expense.

Adjusted EPS reconciliation

(In thousands, except per share data)[2]	Q2 FY23	Q2 FY24	LTM Q2 FY23	LTM Q2 FY24
Loss per share[1]	**$ (0.19)**	**$ (0.79)**	**$ (0.08)**	**$ (1.49)**
Net loss	**$(10,920)**	**$(45,581)**	**$ (4,201)**	**$ (85,369)**
Other non-operating adjustments, net	(1,463)	(1,042)	2,623	(2,234)
Amortization of intangible assets	13,536	12,270	58,641	50,259
Restructuring and other charges	2,069	2	14,946	12,952
Impairment of long-lived assets	-	-	-	-
Acquisition, financing and other third party costs	1,309	860	12,033	8,038
Fair value adjustments from purchase accounting	177	178	(277)	710
Litigation and settlement expense, net	70	1,383	2,401	1,006
COVID related expenses	-	-	293	6
Stock-based and other non-cash compensation expense	13,003	10,195	44,937	38,234
Impact to income taxes[3]	(3,039)	(2,446)	(25,566)	(32,750)
Adjusted income (loss)	**$ 14,742**	**$(24,181)**	**$ 105,830**	**$ (9,148)**
Adjusted earnings (loss) per share[1][5]	**$ 0.26**	**$ (0.42)**	**$ 1.88**	**$ (0.15)**
Weighted-average shares outstanding:				
Basic	56,252	57,424		
Diluted	56,477	57,424		

Notes
(1) Per share information is presented on a fully diluted basis.
(2) Rounded amounts used.
(3) Impact to income taxes is calculated by recasting income before income taxes to include the items involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the items.
(4) All references in this presentation to the second quarter of fiscal 2024 and full fiscal 2024 are to the quarter ended December 29, 2023 and the 52-week period ending June 28, 2024. All references to the second quarter of fiscal 2023 and full fiscal 2023 are to the quarter ended December 30, 2022 and the 52-week period ended June 30, 2023.
(5) Earnings per share and Adjusted earnings per share is calculated using diluted shares whereas loss per share and adjusted loss per share is calculated using basic shares. There was no impact to the calculation of adjusted earnings per share as a result of this for the second quarter ended December 30, 2022.

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© Mercury Systems, Inc.17 Does not contain Technical Data. //Mercury Proprietary/No Tech Data// Adjusted EBITDA reconciliation Notes 1. Rounded amounts used. 2. All references in this presentation to the second quarter of fiscal 2024 and full fiscal 2024 are to the quarter ended December 29, 2023 and the 52-week period ending June 28, 2024. All references to the second quarter of fiscal 2023 and full fiscal 2023 are to the quarter ended December 30, 2022 and the 52-week period ended June 30, 2023. (In thousands)(1)(2) Q2 FY23 Q2 FY24 LTM Q2 FY23 LTM Q2 FY24 Net loss (10,920)$ (45,581)$ (4,201)$ (85,369)$ Other non-operating adjustments, net (1,463) (1,042) 2,623 (2,234) Interest expense, net 6,370 8,645 14,876 29,623 Income tax (benefit) provision (2,151) (18,141) 4,543 (48,202) Depreciation 13,697 9,923 40,154 41,021 Amortization of intangible assets 13,536 12,270 58,641 50,259 Restructuring and other charges 2,069 2 14,946 12,952 Impairment of long-lived assets - - - - Acquisition, financing and other third party costs 1,309 860 12,033 8,038 Fair value adjustments from purchase accounting 177 178 (277) 710 Litigation and settlement expense, net 70 1,383 2,401 1,006 COVID related expenses - - 293 6 Stock-based and other non-cash compensation expense 13,003 10,195 44,937 38,234 Adjusted EBITDA 35,697$ (21,308)$ 190,969$ 46,044$

Free cash flow reconciliation

(In thousands)	Q2 FY23	Q2 FY24	LTM Q2 FY23	LTM Q2 FY24
Cash provided by (used in) operating	**$ 35,392**	**$ 45,494**	**$ (54,334)**	**$ 15,819**
Purchases of property and equipment	(13,176)	(7,990)	(34,756)	(34,297)
Free cash flow	**$ 22,216**	**$ 37,504**	**$ (89,090)**	**$ (18,478)**

Organic revenue reconciliation

(In thousands)	Q2 FY23	Q2 FY24	LTM Q2 FY23	LTM Q2 FY24
Organic revenue[(1)]	**$ 229,588**	**$ 197,463**	**$ 999,971**	**$ 895,169**
Acquired revenue	-	-	-	-
Net revenues	**$ 229,588**	**$ 197,463**	**$ 999,971**	**$ 895,169**

Notes

(1) Organic revenue represents total company revenue excluding net revenue from acquisitions for the first four full quarters since the entities' acquisition date (which excludes any intercompany transactions). After the completion of four fiscal quarters, acquired businesses are treated as organic for current and comparable historical periods.

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